Exhibit 99.2

For Release: 6:15 p.m. EDT	Contacts: Julie S. Ryland
Thursday, December 9, 2010	205.326.8421

NEW PERMIAN ACQUISITIONS BOOST ENERGEN’S 2011 CAPITAL SPENDING PLANS

Oil, NGL Production Estimated to Grow 20% in 2011

2011 Earnings Guidance Increased

BIRMINGHAM, Alabama – Energen Corporation (NYSE: EGN) announced today that it has increased its 2011 capital spending plans, production estimates, and earnings guidance range to reflect the first-year impact of its two latest Permian Basin acquisitions: (1) a Wolfberry package expected to close this month and (2) a Bone Spring acreage package that closed today.

The diversified energy company is increasing its capital spending plans at Energen Resources Corporation, its oil and gas exploration and production business, to a record $667 million (prior 2011 guidance was for $510 million). Of this amount, more than 80 percent will be deployed in the oil-rich Permian Basin. Reflected in the company’s new capital budget are an additional 56 Wolfberry wells and another 8 Bone Spring wells. Energen Resources also has added capital for additional drilling rigs in the Permian Basin; the company expects to run 14-15 rigs in 2011, up from approximately 6-8 rigs in the prior guidance.

The company’s production forecast for 2011 is now 123 billion cubic feet equivalent (Bcfe), reflecting 9 percent growth over its 2010 estimated production (prior 2011 production guidance was 120 Bcfe). Oil and natural gas liquids (NGL) production is expected to jump 20 percent from 2010 to 2011 and comprise more than 40 percent of total estimated production.

Given the significant drilling inventory and limited current production of Energen Resources’ latest Permian Basin acquisitions, associated production in 2011 will be relatively modest; however, Permian production is expected to grow substantially over the next 4-5 years. Based on the pace of development drilling and the risking incorporated into its acquisition models, Energen Resources’ oil and NGL production could increase approximately 60 percent from 2010 to 2013.

As a result of changes to its 2011 production estimates, Energen is revising upward its earnings guidance by 5 cents to $3.25-$3.65 per diluted share; this guidance also reflects an expected increase in interest expense associated with the potential issuance of long-term debt to help finance recent acquisitions.

CAPITAL SPENDING IN 2011

Oil and natural gas liquids in the Permian Basin will, once again, be the focus of Energen Resources’ capital plans given the strength of oil prices relative to natural gas.

Development Capital in Existing Properties By Area ($MM)

Area	2011 (e)		2010 (e)
	Revised	Prior
San Juan Basin	$83	$83	$79
Permian Basin	$532	$368	$266
Black Warrior Basin	$14	$14	$1
N. LA/E. TX/Other	$10	$10	$7
TOTAL	$639	$475	$353

Development Drilling: Net Wells by Area

Area	2011 (e)		2010 (e)
	Revised	Prior
San Juan Basin	45	45	24
Permian Basin	350	284	234
Black Warrior Basin	41	41	1
N. LA/E. TX/Other	3	3	1

Energen Resources also plans to invest $25 million for exploratory drilling in the Permian Basin in 2011.

2011 EARNINGS GUIDANCE

Energen’s new earnings guidance range for 2011 is $3.25-$3.65 per diluted share. The company also increased its 2011 after-tax cash flow estimate to $643-$672 million. Energen’s guidance assumptions for commodity prices remained unchanged at $4.25 per thousand cubic feet (Mcf) for natural gas, $80 per barrel for oil, and $0.83 per gallon for NGL. Energen also has added oil and natural gas hedges for 2011. Approximately 63 percent of the company’s 2011 estimated production is now hedged at an average NYMEX-equivalent price of $8.72 per Mcfe.

Production Comparison

Commodity	2011 (e)	2010 (e)	Change
Natural Gas (Bcf)	72.1	71.1	1%
Oil (MBO)	6,420	5,203	23%
NGL (MMgal)	86.7	76.8	13%
Total (Bcfe)	123.0	113.3	9%

Production By Area Comparison (Bcfe)

Area	2011 (e)	2010 (e)	Change
San Juan Basin	57.4	56.4	2%
Permian Basin	47.1	37.3	26%
Black Warrior Basin	12.6	13.1	(4)%
N. LA/E. TX/Other	5.9	6.5	(9)%

Energen Resources updated 2011 hedge position is as follows:

Commodity	Hedge Volumes	Estimated Production	Hedge %	NYMEXe Price
Natural Gas	44.9 Bcf	72.1 Bcf	62%	$6.48/Mcf
Oil	4.4 MMBbl	6.4 MMBbl	69%	$78.11/barrel
NGLs	38.9 MMgal	86.7 MMgal	45%	$0.89/gallon

Energen Resources’ natural gas and oil hedge positions by hedge type for 2011 are as follows:

Natural Gas Hedges	Volumes (Bcf)	Assumed Differential	NYMEXe Price
San Juan Basin	31.3	$0.45 per Mcf	$6.44 per Mcf
NYMEX	13.6	—	$6.58 per Mcf

Oil Hedges	Volumes (MBbl)	Assumed Differential	NYMEXe Price
Sour Oil (WTS)	2,076	$2.50 per barrel	$72.74 per barrel
NYMEX	2,345	—	$82.86 per barrel

Other key assumptions in Energen’s 2011 guidance include:

•	An average DD&A rate at Energen Resources of $1.92 per Mcfe (prior guidance: $1.86 per Mcfe);

•	LOE, including production taxes, at Energen Resources of $2.03 per Mcfe (base LOE and marketing and transportation costs of $1.63 per Mcfe);

•	G&A expense at Energen Resources of 48 cents per Mcfe;

•	Alagasco earning on estimated average equity of $346 million; and

•	Capital spending of $75 million by Alagasco.

Sensitivity of 2011 Earnings, Cash Flows to Changes in Commodity Prices

Given Energen Resources’ current hedge position for 2011, changes in commodity prices are estimated to have the following impact on Energen’s 2011 earnings and cash flows:

•	Every 10-cent change in the average NYMEX price of gas from $4.25 represents an estimated net income impact of approximately $1,250,000 million (1.7 cents per diluted share).

•	Every $1.00 change in the average NYMEX price of oil from $80 per barrel represents an estimated net income impact of approximately $1,085,000 (1.5 cents per diluted share).

•	Every 1-cent change in the average price of liquids from $0.83 per gallon represents an estimated net income impact of approximately $250,000 (0.4 cents per diluted share).

Price-related events such as substantial basis differential changes could cause earnings sensitivities to be materially different from those outlined above.

HEDGE POSITIONS STRENGTHENED IN 2012-2014

In recent weeks, Energen Resources has sold additional swaps for a portion of its oil production in 2012, 2013, and 2014.

Energen Resources’ hedge position for 2012 is as follows:

Commodity	Hedge Volumes	NYMEXe Price
Oil	3.7 MMBbl	$82.34/barrel
NGLs	36.4 MMgal	$0.85/gallon

Energen Resources’ oil hedge position by hedge type for 2012 is as follows:

Oil Hedges	Volumes (MBbl)	Assumed Differential	NYMEXe Price
Sour Oil (WTS)	672	$2.80 per barrel	$84.20 per barrel
NYMEX	3,072	—	$81.94 per barrel

Energen Resources’ oil hedge positions in 2013 and 2014 are as follows:

Commodity	Hedge Volumes	NYMEX Price
2013	3.2 MMBbl	$85.32/barrel
2014	1.9 MMBbl	$86.62/barrel

Average realized oil and gas prices for Energen Resources’ production associated with NYMEX contracts as well as for unhedged production will reflect the impact of basis differentials. Average realized NGL prices will be net of transportation and fractionation fees. For production associated with basin-specific contracts, Energen Resources will receive the contracted hedge price. Energen typically hedges basis differentials where applicable. In the tables above, the basin-specific contract prices were converted for comparability purposes to a NYMEX-equivalent price by adding to them Energen Resources’ assumed basis differentials.

Energen Corporation will hold a conference call to discuss its latest Permian

Basin acquisition on Friday, December 10, 2010, at 10:30 a.m. EST.

The dial-in number is 888-818-6237 (reference Permian Acquisition Conference Call).

The call also may be accessed live at the Company’s Web site: www.energen.com.

Energen Corporation is a diversified energy holding company with headquarters in Birmingham, AL. Its two lines of business are the acquisition, development and exploration of domestic, onshore natural gas, oil and NGL reserves and natural gas distribution in central and north Alabama. Energen Resources has approximately 3.5 trillion cubic feet equivalent of proved, probable, and possible reserves in the San Juan, Permian, and Black Warrior basins. Alabama Gas Corporation is the largest distributor of natural gas in Alabama. More information is available at http://www.energen.com.

This release contains statements expressing expectations of future plans, objectives and performance that constitute forward-looking statements made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Except as otherwise disclosed, the Company’s forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. All statements based on future expectations rather than on historical facts are forward-looking statements that are dependent on certain events, risks and uncertainties that could cause actual results to differ materially from those anticipated. In addition, the Company cannot guarantee the absence of errors in input data, calculations and formulas used in its estimates, assumptions and forecasts. A more complete discussion of risks and uncertainties that could affect future results of Energen and its subsidiaries is included in the Company’s periodic reports filed with the Securities and Exchange Commission.